EXHIBIT 5.1




                                      September 22, 2000



Micronetics Wireless, Inc.
26 Hampshire Drive
Hudson, New Hampshire  03051

Gentlemen:

     You have requested our opinion with respect to the offering by you, Micronetics Wireless, Inc., a Delaware corporation (the "Company"), of up to 600,000 shares (the "Option Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to the provisions of the Company's First Amended and Restated 1996 Stock Option Plan ( the "Plan"). The Option Shares are being offered and sold pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act") to be filed by the Company with the U.S. Securities and Exchange Commission.

     We have examined a copy of the Certificate of Incorporation and By-Laws, as amended, of the Company, the minutes of various meetings of the Company's Board of Directors and Stockholders, the Registration Statement and the original or certified copies of such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Option Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan and the Registration
Statement, will be duly and validly issued, fully paid and non-assessable.

Micronetics Wireless, Inc.
September 22, 2000
Page 2



     Please be advised that the undersigned is an officer and director of the Company and owns 1,151,460 shares of Common Stock, which includes (i) options to purchase 175,000 shares of Common Stock; (ii) 437,225 shares of Common Stock and options to purchase 9,375 shares of Common Stock owned by Noelle Makenzie, my wife, as to which I disclaim beneficial ownership; and (iii) 10,000 shares of Common Stock owed by my minor son as to which I disclaim beneficial ownership.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                   Very truly yours,

                                   KALIN & ASSOCIATES, P.C.



                                   By:/s/Richard S. Kalin
                                      Richard S. Kalin,
                                      President











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